NATIONAL RESTAURANT ENTERPRISES, INC.
                       2215 Enterprise Drive, Suite 1502
                          Westchester, Illinois 60154

                               February 7, 1996

Mark Giresi
Senior Vice President and General Counsel
Burger King Corporation
Post Office Box 020783
Miami, Florida  33102-0783

         Re:  National Restaurant Enterprises, Inc. d/b/a AmeriKing Corporation

Dear Mr. Giresi:

         In connection with the approval by Burger King Corporation ("BKC") of the acquisitions of certain restaurants by AmeriKing Virginia Corporation I, AmeriKing Cincinnati Corporation I (the "Restaurants") and related financing, as set forth in our Distribution Plans and related materials filed with you (collectively, the "Transaction"), set forth below is the agreement of National Restaurant Enterprises, Inc. ("AmeriKing") and its subsidiaries (AmeriKing and its subsidiaries are collectively referred to herein as AmeriKing) with you in consideration for your approval of our Transaction:

1. AmeriKing agrees to use its good faith best efforts, to replace the subdebt owed by AmeriKing to PMI Mezzanine Fund, L.P. in the original principal amount of $15,000,000 (the "Subdebt") with equity capital on or before eighteen (18) months following the date of this letter.

2. AmeriKing acknowledges and agrees that BKC will not approve the acquisition by AmeriKing of any additional restaurants until AmeriKing has performed its obligations as set forth in paragraph 1 above and further complied with BKC's capitalization standards, as determined by BKC in its discretion; provided, however, nothing contained herein shall prohibit AmeriKing from developing or BKC from approving restaurants for development by AmeriKing.

3. On or before April 7, 1996, AmeriKing and BKC shall mutually agree with regard to the scope of work involved in upgrading each of the Restaurants to bring the Restaurants into compliance with BKC's current image and repair and maintenance standards. Upon agreement by the parties of the scope of work, AmeriKing shall have eighteen (18) months to complete such upgrades. The failure to complete the upgrades shall constitute a material default under the applicable franchise agreements and leases for the Restaurants.









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Mark Giresi
Burger King Corporation
February 7, 1996
Page 2


4. AmeriKing agrees to allow the testing of new products in all of its restaurants upon the reasonable request of BKC. In conjunction with such testing, AmeriKing agrees to share with BKC any data accumulated regarding such tests and consents to BKC using such as it sees fit.

5. AmeriKing agrees to provide electronically to BKC any product mix data accumulated by AmeriKing upon the reasonable request of BKC. AmeriKing will use its best efforts to find a mutually acceptable format to transmit such data at AmeriKing's cost.

6. AmeriKing hereby agrees that there will be no waiver of successor fees (other than the three successor fees on the BKL properties) with regard to the AmeriKing Tennessee transaction.

7. With regard to AmeriKing's obligations to BKC in connection with the proposed transaction with Bruce Taylor (the "Taylor Transaction"), AmeriKing agrees to use its best efforts to be prepared to consummate the Taylor Transaction by March 31, 1996 and to use the proceeds thereof to repay the AmeriKing Tennessee note to BKC (the "Tennessee Note"); provided, however, that if Mr. Taylor is unable to consummate the Taylor Transaction by March 31, 1996, BKC hereby agrees to extend the maturity date of the Tennessee Note to May 21, 1996; provided, further, that the maturity date of the Tennessee Note shall not extend beyond May 21, 1996 and AmeriKing agrees to draw down on its revolving credit facility, if necessary, to repay the Tennessee Note on May 21, 1996. Repayment of the Tennessee Note shall not affect AmeriKing's obligation to consummate the Taylor Transaction.

         If you are in agreement with the foregoing, please acknowledge your agreement by executing a copy of this letter and forwarding the originally execute copy to me at the above address. Thank you for your cooperation in this matter.

Very truly yours,

NATIONAL RESTAURANT ENTERPRISES, INC.


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By:











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Mark Giresi
Burger King Corporation
February 7, 1996
Page 3

ACKNOWLEDGED AND AGREED
this ____ day of February, 1996:


BURGER KING CORPORATION


- --------------------------------------
By:  Mark Giresi
     Senior Vice President and General
     Counsel